UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On October 9, 2012, Roberts Realty Investors, Inc., the registrant, through its operating partnership entered into a sales contract for the sale of its 20.6-acre Peachtree Parkway property to Lennar Multifamily Investors, LLC (“Lennar”), an unrelated third party, for a net sales price of $7,090,000.  The sale of the property is scheduled to close on February 7, 2013.  Lennar completed its due diligence on the Peachtree Parkway property on January 4, 2013, and in accordance with the terms of the sales contract Lennar’s $300,000 earnest money deposit is now non-refundable.  The sale of the Peachtree Parkway property will enable us to repay our land loan, which will significantly reduce our outstanding debt and release our North Springs property that secured the Peachtree Property land loan as additional collateral.  Additionally, after the closing of the Peachtree Parkway sale our North Springs property, which has a book value of $11,000,000, will be owned free and clear by the company.

We described the status of the sale of our Peachtree Parkway land in a press release issued on January 10, 2013, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

99.1	Press release dated January 10, 2013 regarding the sale of our Peachtree Parkway land.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: January 10, 2013	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer